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                          Sparta Pharmaceuticals, Inc.
                          (A Development Stage Company)

                        Computation of Earnings Per Share

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                                                                         Year ended December 31,
                                                       ------------------------------------------------------------
                                                         1992            1993            1994             1995
                                                         ----            ----            ----             ----
Net loss                                               $(1,217,933)  $(2,649,224)     $(3,149,658)     $(2,642,407)
                                                       ===========   ===========      ===========      ===========
Weighted average number of shares used in per share
calculations(1)                                          2,403,856     2,835,366        4,530,108        6,167,817
Net Loss per share                                     $     (0.51)  $     (0.93)     $     (0.70)     $     (0.43)
                                                       ===========   ===========      ===========      ===========

(1) Weighted average shares outstanding include the following:

Common Stock outstanding for the period based on a
daily weighted average                                   2,332,324     2,763,834        4,494,736        6,167,817
Common Stock issued within one year of the initial
filing used the treasury stock method*                       6,076         6,076            2,963               --

Common Stock Options*                                        1,041         1,041              508               --
Common Stock Warrants*                                      64,415        64,415           31,901               --
                                                       -----------   -----------      -----------      -----------
Weighted average number of shares outstanding            2,403,856     2,835,366        4,530,108        6,167,817
                                                       ===========   ===========      ===========      ===========





                                                                                        Period from
                                                                                          June 12,
                                                                                            1990
                                                                                         (Inception
                                                                            1996         to December
                                                                            ----           31,1996)
Net loss                                                                $(7,347,880)    $ (17,365,336)
                                                                        ===========     =============
Weighted average number of shares used in per share
calculations(1)                                                           7,912,068
Net Loss per share                                                            (0.93)
                                                                        ===========

(1) Weighted average shares outstanding include the following:

Common Stock outstanding for the period based on a
daily weighted average                                                    7,912,068
Common Stock issued within one year of the initial
filing used the treasury stock method*                                           --

Common Stock Options*                                                            --
Common Stock Warrants*                                                           --
                                                                        -----------
Weighted average number of shares outstanding                             7,912,068
                                                                        ===========

*Included as outstanding pursuant to SAB 83.  See Note 7 of Notes to Financial Statements.

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